Exhibit 5.1

Troutman Pepper Locke LLP troutman.com

February 26, 2026

Tanger Inc.

Tanger Properties Limited Partnership

3200 Northline Avenue, Suite 360

Greensboro, North Carolina 27408

Re:	Registration Statement on Form S-3

To the addressees set forth above:

We have acted as counsel to Tanger Inc., a North Carolina corporation (the “Company”), and Tanger Properties Limited Partnership, a North Carolina limited partnership (the “Operating Partnership”), in connection with the Company’s registration statement on Form S-3 (the “Registration Statement”), filed on February 26, 2026 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each, a “Prospectus Supplement”), relating to the registration for issue and sale (a) by the Operating Partnership of one or more series of debt securities (the “Debt Securities”), each such series of Debt Securities which may be unconditionally guaranteed by the Company (the “Guarantees”), and (b) by the Company of (i) the Company’s common shares, par value $0.01 per share (“Common Shares”), (ii) shares of one or more series of the Company’s preferred shares, par value $0.01 per share (“Preferred Shares”), (iii) depositary shares representing Preferred Shares (“Depositary Shares”) and (iv) warrants representing a right to acquire Common Shares (the “Warrants” and together with the Debt Securities, Guarantees, Common Shares, Preferred Shares and Depositary Shares, the “Securities”).

The Debt Securities will be issued pursuant to (a) an indenture, dated as of March 1, 1996, by among the Operating Partnership, the Company and State Street Bank and Trust Company, as predecessor to U.S. Bank National Association, as trustee (the “Trustee”), previously filed with the Commission as Exhibit 4(a) to the registration statement on Form S-3 of the Company dated April 12, 1996, as amended by the Sixth Supplemental Indenture, dated July 2, 2009, previously filed with the Commission as Exhibit 4.13 to the registration statement on Form S-3 of the Company and the Operating Partnership dated July 2, 2009, the Tenth Supplemental Indenture, dated August 8, 2016, previously filed with the Commission as Exhibit 4.1 to the Current Report on Form 8-K of the Company and the Operating Partnership filed on August 8, 2016, as amended by the First Amendment to the Tenth Supplemental Indenture, dated October 13, 2016, previously filed with the Commission as Exhibit 4.1 to the Current Report on Form 8-K of the Company and the Operating Partnership filed on October 13, 2016, the Eleventh Supplemental Indenture, dated July 3, 2017, previously filed with the Commission as Exhibit 4.1 to the Current Report on Form 8-K of the Company and the Operating Partnership filed July 3, 2017, and the Twelfth Supplemental Indenture, dated August 10, 2021, previously filed with the Commission as Exhibit 4.1 to the Current Report on Form 8-K of the Company and the Operating Partnership filed August 10, 2021 (as supplemented and amended, the “Senior Indenture”), or (b) a subordinated indenture, to be entered into by and among the Operating Partnership, the Company and the Trustee, a form of which has been previously filed with the Commission as Exhibit 4(b) to Amendment No. 1 to the registration statement on Form S-3 of the Company and the Operating Partnership dated January 23, 1996 (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”).

February 26, 2026

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus Supplement, other than as expressly stated herein with respect to the issue of the Securities.

As counsel for the Company and the Operating Partnership, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, including the Base Prospectus and the Company’s articles of incorporation and bylaws, each as amended to date, the certificate of domestic limited partnership and the Third Amended and Restated Limited Partnership Agreement of the Operating Partnership, each as amended to date, minutes and records of the corporate proceedings of the Company relating to the filing of the Registration Statement and the issuance of the Securities, as provided to us by the Company, and certificates of public officials and of representatives of the Company, and such other instruments and documents as we have deemed necessary or appropriate, as a basis for the opinions hereinafter expressed.

In our examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, instruments, documents, certificates and records that we have reviewed; and (iv) the legal capacity of all natural persons. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established or verified the facts so relied on. This opinion is given, and all statements herein are made, in the context of the foregoing.

For purposes of this opinion, we have assumed that certain terms of the Securities to be issued by the Company from time to time will be authorized and approved by the Board of Directors of the Company (the “Board”) or a duly authorized committee thereof (a “Board Committee”) in accordance with North Carolina law, the articles of incorporation and bylaws of the Company, each as amended to date and as the same may be further amended hereafter, the certificate of domestic limited partnership and the Third Amended and Restated Limited Partnership Agreement of the Operating Partnership, each as amended to date and as the same may be further amended hereafter, prior to the issuance thereof. We have also assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) have become effective and will continue to be effective at the time of the sale of any Securities covered thereby; (ii) any necessary Prospectus Supplement will have been prepared and filed with the Commission describing any Securities offered thereby; (iii) all Securities will be sold in the manner stated in the Registration Statement and any applicable Prospectus Supplement; and (iv) Securities will not be issued or transferred in violation of restrictions on ownership and transfer set forth in the Company’s articles of incorporation, as amended to date.

This opinion is based as to matters of law solely on (i) applicable provisions of the North Carolina Business Corporation Act and the North Carolina Revised Uniform Limited Partnership Act, in each case, excluding local laws of such jurisdiction (i.e., the statues and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions of, or authorities or quasi-governmental bodies constituted under the laws of, such jurisdictions and judicial decisions to the extent they deal with any of the foregoing) and (ii) applicable provisions of the laws of the State of New York. As used herein, the term “the laws of the State of New York” include the statutory provisions contained therein, all applicable provisions of the New York Constitution and reported judicial decisions interpreting these laws. We express no opinion herein as to any other state or local laws, statutes, ordinances, rules or regulations.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. The Company is a corporation in existence under the laws of the State of North Carolina.

2. The Operating Partnership is a limited partnership in existence under the laws of the State of North Carolina.

3. The Company is the sole general partner of the Operating Partnership.

4. Upon action by the Board and any applicable Board Committee authorizing the issuance of Preferred Shares, made in compliance with applicable law, and upon the issuance and delivery of and payment for such Preferred Shares in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and by such Board or Board Committee action, such Preferred Shares will be validly issued, fully paid and nonassessable.

February 26, 2026

5. Upon action by the Board and any applicable Board Committee authorizing the issuance of Common Shares, made in compliance with applicable law, and upon the issuance and delivery of and payment for such Common Shares in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and by such Board or Board Committee action, such Common Shares will be validly issued, fully paid and nonassessable.

6. The Senior Indenture is a legally valid and binding agreement of the Company and the Operating Partnership, enforceable against the Company and the Operating Partnership in accordance with its terms.

7. When duly authorized by all necessary corporate and limited partnership action of the parties thereto and upon due execution and delivery by the parties thereto, the Subordinated Indenture will be a legally valid and binding agreement of the Company and the Operating Partnership, enforceable against the Company and the Operating Partnership in accordance with its terms.

8. When the specific terms of a particular series of Debt Securities and, if applicable, any related Guarantees, have been duly established in accordance with the terms of the applicable Indenture and authorized by all necessary corporate and limited partnership action of the Company and the Operating Partnership, as applicable, and such Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable Indenture and in the manner contemplated by the applicable Prospectus Supplement and by such corporate or limited partnership action, such Debt Securities and Guarantees, if applicable, will be the legally valid and binding obligations of the Company and the Operating Partnership, respectively, enforceable against the Company and the Operating Partnership in accordance with their respective terms.

9. When the applicable deposit agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Depositary Shares have been duly established in accordance with the terms of the applicable deposit agreement and authorized by all necessary corporate action of the Company, and such Depositary Shares have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable deposit agreement and in the manner contemplated by the applicable Prospectus Supplement and by such corporate action (assuming the underlying securities have been validly issued and deposited with the depositary), such Depositary Shares will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

10. When the applicable warrant agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with the terms of the applicable warrant agreement and authorized by all necessary corporate action of the Company, and such Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable warrant agreement and in the manner contemplated by the applicable Prospectus Supplement and by such corporate action (assuming the securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate action), such Warrants will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

February 26, 2026

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) (a) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), (b) concepts of materiality, reasonableness, good faith and fair dealing, and (c) the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) waivers of rights or defenses contained in Section 514 of the Senior Indenture and Section 514 of the Subordinated Indenture, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) covenants not to compete, (j) provisions for exclusivity, election or cumulation of rights or remedies, (k) provisions authorizing or validating conclusive or discretionary determinations, (l) grants of setoff rights, (m) proxies, powers and trusts, (n) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (o) provisions purporting to make a guarantor primarily liable rather than as a surety, (p) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (q) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides and (r) the severability, if invalid, of provisions to the foregoing effect.

We have assumed (a) that each of the Debt Securities, Guarantees, Depositary Shares and Warrants, and the respective indentures, deposit agreements and warrant agreements governing such securities and any related Board resolution, supplemental indenture or officers’ certificate establishing the terms thereof (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (b) that each of the Documents has been or will be duly authorized, executed and delivered by the parties thereto, (c) that each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than the Company and the Operating Partnership, enforceable against each of them in accordance with their respective terms, and (d) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is for your benefit in connection with the Registration Statement, as supplemented to date, and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the references to our firm in each of the Base Prospectus under the heading “Legal Matters”. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Troutman Pepper Locke LLP

TROUTMAN PEPPER LOCKE LLP